Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of Courier Corporation (the “Company”) hereby certifies that the Company’s quarterly report on Form 10-Q for the quarterly period ended March 29, 2003, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.  This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” for any purpose under the Securities Act of 1933 or the Securities Exchange Act of 1934.

May 9, 2003	By:	s/Robert P. Story, Jr.
Date		Robert P. Story, Jr.
Senior Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Courier Corporation and will be retained by Courier Corporation and furnished to the Securities and Exchange Commission or its staff upon request.